Exhibit 21

GENERAL DYNAMICS CORPORATION

SUBSIDIARIES

AS OF JANUARY 31, 2007

Subsidiaries of General Dynamics Corporation (Parent and Registrant)	Place of Incorporation	Percent of Voting Power
American Overseas Marine Corporation	Delaware	100
Quincy Maritime Corporation III	Delaware	100
Bath Iron Works Corporation	Maine	100
Bath Iron Works Australia Corporation	Delaware	100
Concord I Maritime Corporation	Delaware	100
Braintree I Maritime Corp.	Delaware	100
Concord II Maritime Corporation	Delaware	100
Braintree II Maritime Corp.	Delaware	100
Concord III Maritime Corporation	Delaware	100
Braintree III Maritime Corp.	Delaware	100
Concord IV Maritime Corporation	Delaware	100
Braintree IV Maritime Corp.	Delaware	100
Concord V Maritime Corporation	Delaware	100
Braintree V Maritime Corp.	Delaware	100
Convair Aircraft Corporation	Delaware	100
Convair Corporation	Delaware	100
Eagle Enterprise, Inc.	Delaware	100
Elco Company, The	New Jersey	100
Electric Boat Corporation	Delaware	100
EB Groton Engineering, Inc.	Delaware	100
Electric Boat - Australia, LLC	Delaware	100
Electric Boat - UK, LLC	Delaware	100
Electrocom, Inc.	Delaware	100
General Dynamics Armament and Technical Products, Inc.	Delaware	100
GDATP Services Corporation	Delaware	100
Plane 877G, LLC	Delaware	100
XCORE, Inc.	Delaware	100
General Dynamics Government Systems Corporation	Delaware	100
General Dyanmics Information Technology, Inc.	Virginia	100
Anteon Australia PTY. LTD	Australia	100
Anteon Canada, Inc.	British Columbia	100
Anteon (UK) LTD.	England and Wales	100
Creative Technology Incorporated	Virginia	100
General Dynamics Federal Services Corporation	California	100
Signal Solutions LLC	Virginia	100
Vector Data Systems Australia PTY LTD.	Australia	100
General Dynamics Advanced Information Systems, Inc.	Delaware	100
General Dynamics C4 Systems, Inc	Delaware	100
General Dynamics Satellite Communication Services, Inc.	Delaware	100
Itronix Corporation	Delaware	100
Itronix GmbH	Germany	100
Itronix Manufacturing LLC	Delaware	100
Itronix Canada LTD.	Nova Scotia	100

GENERAL DYNAMICS CORPORATION

SUBSIDIARIES

AS OF JANUARY 31, 2007

Subsidiaries of General Dynamics Corporation (Parent and Registrant)	Place of Incorporation	Percent of Voting Power
General Dynamics Government Systems Overseas Corporation	Delaware	100
General Dynamics Overseas Systems and Services Corporation	Delaware	100
General Dynamics SATCOM Technologies, Inc.	Delaware	100
Prodelin India Private Limited	India	100
Anghel Labratories, Inc.	Delaware	100
Tripoint Global (Asia) Private Limited	India	100
Vertexrsi PTE, LTD.	Singapore	100
Vertex International Limited	United Kingdom	100
General Dynamics International Corporation	Delaware	100
General Dynamics Land Systems Inc.	Delaware	100
AV Technology, LLC	Maryland	100
General Dynamics Land Systems Customer Service & Support Company	Texas	100
General Dynamics Support Services Company	Delaware	100
General Dynamics Land Systems International, Inc.	Delaware	100
General Dynamics Robotic Systems, Inc.	Delaware	100
G. T. Devices, Inc.	Maryland	100
Plane 79, LLC	Delaware	100
General Dynamics Marine Systems, Inc.	Delaware	100
General Dynamics Ordnance and Tactical Systems, Inc.	Virginia	100
General Dynamics Ordnance and Tactical Systems - Simunition Operations, Inc.	Delaware	100
General Dynamics OTS (Aerospace), Inc.	Washington	100
Bi-Propellant Rocket Research Corporation	Delaware	100
General Dynamics OTS (California), Inc.	California	100
General Dynamics OTS GmbH	Switzerland	100
General Dynamics OTS (Downey), Inc.	Delaware	100
General Dynamics OTS (DRI), Inc.	Alabama	100
General Dynamics OTS (Niceville), Inc.	Florida	100
General Dynamics OTS (Orlando), Inc.	Florida	100
General Dynamics OTS (Pennsylvania), Inc.	Pennsylvania	100
General Dynamics OTS (Southern Munitions), LLC	Delaware	100
General Dynamics OTS (Garland), L.P.	Delaware	100
General Dynamics OTS (Southern Ordnance), LLC	Delaware	100
St. Marks Powder, Inc.	Delaware	100
General Dynamics Properties, Inc.	Delaware	100
General Dynamics Shared Resources, Inc.	Delaware	100

GENERAL DYNAMICS CORPORATION

SUBSIDIARIES

AS OF JANUARY 31, 2007

Subsidiaries of General Dynamics Corporation (Parent and Registrant)	Place of Incorporation	Percent of Voting Power
General Dynamics Worldwide Holdings, Inc.	Delaware	100
General Dynamics Land Systems - Canada Corporation	New Brunswick	100
GD Middle East Corporation	Canada	100
General Dynamics Land Systems - Canada International Services Inc.	New Brunswick	100
General Dynamics Land Systems - Canada Services Inc.	New Brunswick	100
General Dynamics Ordnance and Tactical Systems - Canada Inc.
Expro Finance lnc.	Canada	100
General Dynamics Ordnance and Tactical Systems - Canada Valleyfield Inc.	Canada	100
General Dynamics Canada LTD.	Canada	100
General Dynamics European Holdings BV	Amsterdam	100
General Dynamics ELCS GmbH	Austria	100
MOWAG GmbH	Switzerland	100
Steyr Daimler Puch Specialfahrzeug GmbH	Austria	100
Steyr-Daimler-Puch Spezialfahrzeug Schweiz GmbH	Switzerland	100
Steyr-Daimler-Puch SSF de Venezuela, C.A.	Venezuela	100
General Dynamics Limited	UK	100
General Dynamics United Kingdom Limited	UK	100
Itronix (UK) Limited	United Kingdom	100
Tadpole Computer LTD.	Delaware	100
Page Europa SRL	Italy	100
Pagetel Sistem Muhendisligi Sanayi ve Ticaret Limited	Turkey	100
Vertex, Antennentechnik GmbH	Germany	100
Tripoint Global International GmbH	Germany	100
General Dynamics Systems Australia PTY Ltd	Austria	100
General Dynamics Land Systems - Australia PTY. Ltd.	Australia	100
Gulfstream Aerospace Corporation	Delaware	100
Gulfstream Delaware Corporation	Delaware	100
Gulfstream Aerospace Corporation	California	100
Weco, Inc.	Delaware	100
Gulfstream Aerospace Corporation	Georgia	100
Gulfstream Aerospace (Middle East) Limited	Cyprus	100
Gulfstream International Corporation	Delaware	100
Gulfstream Aerospace, LTD.	United Kingdom	100
Gulfstream Leasing LLC	Georgia	100

GENERAL DYNAMICS CORPORATION

SUBSIDIARIES

AS OF JANUARY 31, 2007

Subsidiaries of General Dynamics Corporation (Parent and Registrant)	Place of Incorporation	Percent of Voting Power
Gulfstream Aerospace Corporation	Oklahoma	100
Gulfstream Aerospace Corporation of Texas	Texas	100
Gulfstream Aerospace Services Corporation	Delaware	100
Gulfstream DAL Holdings, LLC	Delaware	100
Gulfstream DAL, LP	Texas	100
Gulfstream 100 Holdings LLC	Delaware	100
Gulfstream 200 Holdings LLC	Delaware	100
Gulfstream Aerospace LP	Texas	100
General Dynamics Aviation Services Corporation	Delaware	100
Gulfstream Tennessee Corporation	Delaware	100
Interiores Aereos S.A. De C.V.	Mexico	100
Material Service Resources Company	Delaware	100
Capital Fuels Sales Corporation	Delaware	100
Capital Resources Development Company	Delaware	100
Central Illinois Recover, Inc.	Delaware	100
CFTX, Inc.	Delaware	100
Century Mineral Resources, Inc.	Illinois	100
Freeman Energy Corporation	Delaware	100
Freeman United Coal Mining Company	Delaware	100
FC Business Systems, LLC	Virginia	100
Amerind, LLC	Virginia	100
Midwest Properties Sales, LLC	Delaware	100
Prairie Energy Sales Corporation	Delaware	100
Southern Illinois Recovery, Inc.	Delaware	100
NASSCO Holdings Incorporated	Delaware	100
International Manufacturing Technologies, Inc.	California	100
Tecnologias Internacionales de Manufactura S.A. de C.V.	Mexico	100
National Steel and Shipbuilding Company	Nevada	100
Patriot I Shipping Corp.	Delaware	100
Patriot II Shipping Corp.	Delaware	100
Patriot IV Shipping Corp.	Delaware	100
Santa Barbara Sistemas S.A.	Spain	100
Santa Barbara Sistemas GmbH	Germany	100